UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 11, 2006

SPIRIT FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	01-32386	20-0175773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14631 N. Scottsdale Road, Suite 200
Scottsdale, Arizona  85254
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

None
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry Into a Material Definitive Agreement.

Spirit Finance Corporation (the “Company”) is in the process of renegotiating and modifying its short-term credit facilities to more closely integrate the facilities with the Company’s master funding long-term financing conduit.  The short-term credit facilities are used to finance the purchase of real estate until a sufficient amount of new real estate has been accumulated to allow implementation of long-term financing through the master funding conduit.  In connection with the renegotiation and modification of these facilities, the Company and Citigroup Global Markets Realty Corp. (“Citigroup”) have agreed to extend the maturity date of the Company’s Amended and Restated Master Repurchase Agreement with Citigroup dated December 7, 2005, by one month to October 13, 2006, to allow more time to implement the new credit facility structure.  The Extension Agreement between the Company and Citigroup dated September 11, 2006 is filed as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1                           Extension Agreement between Spirit Finance Corporation and Citigroup Global Markets Realty Corp. dated September 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT FINANCE CORPORATION

Date: September 14, 2006	By:	/s/ Catherine Long
Catherine Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Extension Agreement between Spirit Finance Corporation and Citigroup Global Markets Realty Corp. dated September 11, 2006.